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                                                                       Exhibit j

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 811-03728 of New England Zenith Fund (the "Fund") on Form N-1A of our report dated February 12, 2003, appearing in the annual report to shareholders of the State Street Research Money Market Series, Salomon Brothers Strategic Bond Opportunities Series, Salomon Brothers U.S. Government Series, State Street Research Bond Income Series, Balanced Series, MFS Total Return Series, Alger Equity Growth Series, Capital Guardian U.S. Equity Series, Davis Venture Value Series, FI Structured Equity Series, Jennison Growth Series, MFS Investors Trust Series, MFS Research Managers Series, Zenith Equity Series, FI Mid Cap Opportunities Series, Harris Oakmark Focused Value Series and Loomis Sayles Small Cap Series for the year ended December 31, 2002, and to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2003